SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report:		October 28, 2013

Omagine, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction)	(Commission File Number)	(IRS EmployerOf incorporation Identification Number)

350 Fifth Avenue, 48th Floor, New York, N.Y.		10118
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act;

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act;

[ ]	Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01 - Other Events

In a continuing effort to provide maximum visibility into the DA signing process currently underway, Omagine, Inc. (the "Company") is providing the following information in order to keep our shareholders informed of the Company’s activities regarding the Development Agreement (“DA”) for the Omagine Project in Oman.

On Friday, October 18, 2013, the Company’s president, Frank J. Drohan, sent a letter to His Excellency Ahmed bin Nasser Al-Mehrizi, the Minister of Tourism of Oman, to confirm the details discussed by H.E. Al-Mehrizi and Mr. Sean Angle, Omagine LLC’s attorney, in their previously reported telephone conversation of October 10, 2013 regarding the Omagine Project. Mr. Drohan expressed Omagine LLC’s pleasure to learn that the roads and facilities utilities for the Omagine Project have been approved by the various other required ministries of the Oman government.  Further, Omagine LLC was prepared to respond as quickly as possible to the planned letter from the MOT to be sent following the Eid holiday regarding the final issues discussed with Mr. Angle.  Mr. Drohan also indicated to H.E. Al-Mehrizi that the DA has already been previously approved by both the Oman Ministries of Finance and Legal Affairs and assuming that any further approval of the new minor wording to the DA, if required by both ministries, could be promptly accomplished.

On Thursday, October 24, 2013, Omagine LLC received MOT’s promised letter dated October 23, 2013 which includes as anticipated, the two points discussed between H.E Al-Mahrizi and Sean Angle, the beach access and construction schedule, and also includes the MOT’s request for confirmation of certain revised execution procedures with respect to the transfer of land to Omagine LLC to be effected following the execution of the DA, in addition to various documents previously supplied to the MOT.

The matters in the MOT letter constitute both clerical and legal processes that could slightly alter the wording in the DA previously approved by the Oman government but that from management’s perspective, resolution between the parties should be effected in due course.  Management plans a detailed response to the MOT letter before mid-November.  Both Omagine LLC’s correspondence to the MOT and the MOT response letter to Omagine were copied to the Royal Court Affairs (“RCA”) and management plans to have RCA represented when Omagine LLC and the MOT meet following the reply to the MOT letter to discuss any potential changes to the wording in the DA. Mr. Angle plans to meet privately with H.E. Mehrizi between now and November 12 and he also intends to schedule a meeting between the Minister of Tourism and Mr. Drohan and Mr. Sam Hamdan for sometime before November 14, 2013.

Management welcomed the prompt receipt of the MOT’s letter as promised and continues to believe that the decision-making process within the MOT has now taken on a new sense of urgency.  Management also continues to be of the opinion that the DA will be signed before the end of 2013 but no date has yet been confirmed for the DA signing.

Forward Looking Statements

Certain statements made in this report on Form 8-K are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from the future results implied by such forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements – including management’s present expectation and belief that the Development Agreement will be signed by Omagine LLC and the Government - are based on reasonable assumptions, the Company's actual results could differ materially from those set forth or implied in such forward-looking statements. Factors that could cause such differences include but are not limited to the uncertainty of success associated with Omagine LLC’s ongoing efforts (as described in our previous SEC Reports) to sign the Development Agreement with the Government of the Sultanate of Oman.

Item 9.01  Financial Statements and Exhibits

(a)           Not applicable
(b)           Not applicable
(c)           Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2013
Omagine, Inc.
(Registrant)

By:	/s/ Frank J. Drohan
Frank J. Drohan
Chairman of the Board,
President and Chief
Executive Officer

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